UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

  FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

New Age Beverages Corporation
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

001-38014	27-2432263
(Commission File Number)	(IRS Employer Identification No.)

1700 E. 68th Avenue, Denver, CO 80229
(Address of principal executive offices) (Zip Code)

(303) 289-8655
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

On March 29, 2019 (the “Closing Date”), New Age Beverages Corporation, a Washington corporation (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with East West Bank (“EWB”). The Loan Agreement provides for (i) a term loan in the aggregate principal amount of $15.0 million (the “Term Loan”), which may be increased to $25.0 million, subject to the satisfaction of certain conditions (such additional term loans, the “Incremental Term Loans”) and (ii) a $10.0 million revolving loan facility (the “Revolving Loan Facility” and collectively with the Term Loan, the “Transactions”). In connection with the closing of the Transactions, the Company repaid all outstanding amounts under its Loan and Security Agreement dated as of August 10, 2018 (the “Prior Loan Agreement”) with Siena Lending Group LLC (the “Prior Lender”), as more fully described in Item 1.02 of this Current Report on Form 8-K. On the Closing Date, EWB funded $25.0 million to the Company, consisting of the $15.0 million Term Loan and $10.0 million as an advance under the Revolving Loan Facility.

The obligations of the Company under the Loan Agreement are secured by substantially all assets of the Company and guaranteed by certain material subsidiaries of the Company pursuant to a Guarantee and Pledge Agreement (the “Guarantee Agreement”) entered into by such material subsidiaries in favor of EWB. Additionally, the Company’s obligations under the Loan Agreement are secured by the Company’s intellectual property and the intellectual property of certain subsidiaries of the Company pursuant to an Intellectual Property Security Agreement (the “IP Security Agreement”).

The Revolving Loan Facility bears interest at prime rate plus (i) 0.25%, if the Total Leverage Ratio (as defined in the Loan Agreement) is less than 1.50 to 1.00 or (ii) 0.50%, if the Total Leverage Ratio is greater than or equal to 1.50 to 1.00, in each case as of the end of the most recent fiscal quarter of the Company. The Revolving Loan Facility matures and becomes due and payable on March 29, 2023. Interest on loans outstanding under the Revolving Loan Facility is payable monthly beginning on April 1, 2019. The Company may voluntarily prepay amounts outstanding under the Revolving Loan Facility on ten business days’ prior notice to EWB without prepayment penalties. The Company is required to pay a quarterly fee on the unused portion of the Revolving Loan Facility equal to 0.50% per annum of average unused portion of the revolving line.

The Term Loan matures on March 29, 2023. Payments with respect to the Term Loan are interest-only until October 1, 2019. Beginning on October 1, 2019, the Company is required to make monthly payments of interest and monthly amortization payments on the Term Loan, which monthly amortization payments shall each be equal to the outstanding principal amount of the Term Loan (as such amount may increase by the Incremental Term Loans) divided by 10 divided by 12. The Company may elect to prepay the Term Loan before its maturity on 10 business days’ notice to EWB subject to a prepayment fee of 2% of the principal amount of the Term Loan prepaid in the first 12 months after the Closing Date and 1% of the principal amount of the Term Loan prepaid after the 12 month anniversary of the Closing Date through and including the 24 month anniversary of the Closing Date. No later than 120 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2019, the Company is required to make a payment towards the outstanding principal amount of the Term Loan in an amount equal to 35% of the Excess Cash Flow (as defined in the Loan Agreement), if the Total Leverage Ratio is less than 1.50 to 1.00 or (i) 50% if the Total Leverage Ratio is greater than or equal to 1.50 to 1.00.

Under the terms of the Loan Agreement, the Company is subject to the following financial covenants:

●
Minimum Adjusted EBITDA – The Company and its Subsidiaries may not have Adjusted EBITDA (as defined in the Loan Agreement) for the 12 month period ending on the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2019 of less than (i) $4.0 million for the periods ended March 31, 2019 and June 30, 2019, (ii) $7.0 million for the period ended September 30, 2019 and (iii) $8.0 million for the period ended December 31, 2019;

●
Minimum Fixed Charge Coverage Ratio – The Company and its Subsidiaries may not have a Fixed Charge Coverage Ratio (as defined in the Loan Agreement) as of the last day of a fiscal quarter, commencing with the fiscal quarter ending March 31, 2020, of less than 1.50 to 1.00.

●
Minimum Net Cash – The Company and its subsidiaries organized in the United States of America and in China may not collectively have Net Cash (as defined in the Loan Agreement) of less than $5.0 million in the aggregate at any time on and after the Closing Date through December 31, 2019.

●
Maximum Total Leverage Ratio – The Company and its subsidiaries may not have a Total Leverage Ratio as of the last day of a fiscal quarter, commencing with the fiscal quarter ending March 31, 2020 to be greater than (i) 2.50 to 1.00 for the fiscal quarters ending March 31, 2020 through September 30, 2020; (ii) 2.00 to 1.00 for the fiscal quarters ending December 31, 2020 through September 30, 2021; (iii) 1.50 to 1.00 for the fiscal quarters ending December 31, 2021 through September 30, 2022; and (iv) and 1.00 to 1.00 for fiscal quarters ending December 31, 2022 and later.

provided, however, that if the Company fails to comply with any of the financial covenants described above as of the last day of any fiscal quarter, any cash equity contribution funded with proceeds from the sale or issuance of Qualified Stock (as defined in the Loan Agreement) to the Company’s capital stock after the last day of such fiscal quarter and on or prior to the day that is 10 business days after the day on which financial statements are required to be delivered for that fiscal quarter will, at the Company’s election, be included in the calculation of Adjusted EBITDA solely for the purposes of determining compliance with such covenants, and, if after giving effect to such pro forma adjustment the Company is in compliance with the financial covenants described above, the Company shall be deemed to have satisfied such financial covenants as of the relevant date of determination and any breach of such financial covenants will be deemed automatically cured. This equity cure may not be used (A) more than twice in any four consecutive quarters; (B) in consecutive quarters and (C) more than three times in the aggregate. Additionally, the foregoing equity cure is limited to $5.0 million and any proceeds received from the sale of capital stock shall immediately be used to prepay the Term Loan.

The Loan Agreement includes customary representations, warranties and covenants (affirmative and negative), including restrictive covenants that, among other things, limit the Company’s ability to: dispose of all or any part of its business or property; merge or consolidate with or into any other business organization; incur or prepay additional indebtedness; declare or pay any dividend or make a distribution on any class of the Company’s stock or enter into specified material transactions with the Company’s affiliates; in each case subject to certain specified exceptions set forth in the Loan Agreement. Subject to certain exceptions set forth in the Loan Agreement, the Company is generally prohibited from borrowing additional indebtedness other than subordinated debt.

The Loan Agreement also includes standard events of default, including, but not limited to, payment defaults; breaches of covenants following any applicable cure period; material breaches of representations or warranties; the occurrence of a Material Adverse Change (as defined in the Loan Agreement); events relating to bankruptcy or insolvency and the occurrence of an unsatisfied material judgment against the Company. Upon the occurrence of an event of default, EWB may declare all outstanding obligations immediately due and payable, take such actions as it considers necessary or reasonable to protect its security interest in the collateral and take such other actions as are set forth in the Loan Agreement and other Loan Documents (as defined in the Loan Agreement). From and after the occurrence, and during the continuance, of an event of default, obligations under the Loan Agreement will bear interest at 3.0% above the rate that is otherwise applicable to such obligations immediately prior to the occurrence of the event of default.

Northland Securities Inc. acted as banker in connection with the Transactions and received a fee of $375,000.

The foregoing summary descriptions of the Loan Agreement, Guarantee Agreement and IP Security Agreement do not purport to be complete and are qualified in their entirety by reference to copies thereof, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 is incorporated into this Item 1.02 by reference. On March 29, 2019, the Prior Loan Agreement was paid in full and terminated in its entirety upon the effectiveness of the Loan Agreement.

On March 29, 2019, the Company paid the Prior Lender an aggregate payment of $2,617,643.11, representing the repayment of all of the obligations under the Prior Loan Agreement in full, including a prepayment fee of $480,000.

The foregoing summary description of the Prior Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Prior Loan Agreement, which was filed as an exhibit to the Company's Form 8-K filed with the U.S Securities and Exchange Commission on August 16, 2018, which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

 Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit	Description
10.1	Form of Loan and Security Agreement, dated as of March 29, 2019
10.2	Form of Guarantee and Pledge Agreement, dated as of March 29, 2019
10.3	Form of Intellectual Property Security Agreement, dated as of March 29, 2019
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2019

NEW AGE BEVERAGES CORPORATION

By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer